Exhibit 4.7
COMMON STOCK PURCHASE WARRANT
THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.
Void After September 30, 2005
COMSCORE NETWORKS, INC.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
     For value received, Comstock Homes, LLC (the “Holder”) is entitled to subscribe for and purchase up to 10,000 shares (as adjusted pursuant to Section 3 hereof) of the Common Stock (the “Common Stock”), $0.001 par value (the “Shares”), of comScore Networks, inc., a Delaware corporation (the “Company”), at the price of $5.90 per share (the “Exercise Price”) (as adjusted pursuant to Section 3 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.
     1. Exercise and Payment.
          1.1 Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of a duly executed exercise notice in the form attached hereto as Exhibit A at the principal office of the Company, and by the payment to the Company, by check or wire transfer, of an amount equal to the aggregate Exercise Price of the shares being purchased.
          1.2 Stock Certificate. In the event of the exercise of this Warrant, a certificate for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, which shall in no event be later than thirty (30) days thereafter.
     2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable. During the period within which this Warrant maybe exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of this Warrant.
     3. Adjustment of Exercise Price and Number of Shares. Subject to Section 9 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
          3.1 Reclassification, Consolidation or Merger. In case of any reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any Merger Event (as defined herein), the Company or the successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, or Merger Event by a holder of an equivalent number of shares of Common Stock. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.
          3.2 Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased and the Exercise Price shall be proportionately decreased so that the Holder of the Warrant after such time shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive had such Warrant been exercised immediately prior to such event, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased so that the Holder of the Warrant after such time shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive had such Warrant been exercised prior to such event, in either case effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.
     4. Notice of Adjustments. In the event that: (i) the Company shall declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (iii) there shall be any merger or consolidation of the Company with or into a third party pursuant to which the Company’s stockholders prior to the transaction own less than fifty percent (50%) of the surviving entity or the sale of all or substantially all of the assets of the Company (a “Merger Event”); or (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Holder:
          (a) At least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights Specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and
          (b) In the case of any such Merger Event, dissolution, liquidation or winding up, at least ten (10) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).
     Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Holder, at the address as shown on the books of the Company,
     5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.
     6. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company, with respect to its acquisition of the Warrant, as follows:
          6.1 Experience. The Holder has sufficient knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests.
          6.2 Investment. The Holder is acquiring the Warrant and the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that the Warrant and the Shares have not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein.
          6.3 Rule 144. The Holder acknowledges that the Warrant and the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.
          6.4 No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.
          6.5 No Solicitation. The Holder knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Warrant or the Shares.
          6.6 Residence. The residence of the Holder for securities law purposes is set forth herein on page 6.

     7. Restrictions on Transfer.
          7.1 Restrictive Legend. Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, (collectively, the “Restricted Securities”) shall (unless otherwise permitted by the provisions of Section 7.2 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.
          7.2 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 7. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Act, or (ii) a “No Action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that no opinion or No Action letter need be obtained with respect to a transfer to (A) the immediate family of Holder upon the Holder’s death, by will or intestacy, or to a trust for the benefit of the Holder’s immediate family, (B) a partner, active or retired, of a holder of Restricted Securities, (C) the estate of any such partner, or (D) an “affiliate” of a holder of Restricted Securities as that term is defined in Rule 405 promulgated by the Commission under the Act, provided that in such cases the transferee agrees in writing to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 7.1 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Act.
     8. Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     9. Expiration of Warrant. Notwithstanding any other provision of this Warrant, this Warrant shall expire and shall no longer be exercisable at 5:00 p.m., California time, on September 30, 2009.
     10. Miscellaneous.
          10.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware.
          10.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Company and the Holder.
          10.3 Entire Agreement; Amendment. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Warrant nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.
          10.4 Notices, etc.. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or by registered or certified mail, postage prepaid, addressed (a) to the Holder, at the address set forth on the last page of this Warrant or at such other address as such Holder shall have furnished the Company in writing, or (b) if to the Company, at the address set forth on the last page of this Warrant and addressed to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Holder.

Issued this 30th day of November 2001.

COMSCORE NETWORKS, INC.

By: Name:	/s/ James A. Powers James A. Powers
Title:	General Counsel and Corporate Secretary

COMSTOCK PARTNERS, L.C.

Address:	1313 Beverly Road
Suite 302
McLean, VA 22101

By:	Christopher Clemente

Title:	Manager

EXHIBIT A
NOTICE OF EXERCISE

TO:	COMSCORE NETWORKS, INC.
1761 Business Center Drive
Reston, VA 20190
          1. The undersigned hereby elects to purchase                     shares of Common Stock (the “Common Stock”) of COMSCORE NETWORKS, INC. pursuant to the terms of the attached Warrant.
          2. The undersigned elects to exercise the attached Warrant and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.
          3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:
(Name)
(Address)
          4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired far the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed and delivered herewith an Investment Representation Statement in substantially the form attached to the Warrant as Exhibit B.
(Signature)
Title:
          (Date)

     The Securities maybe resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a nonaffiliate who has held the securities less than two years, (2) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.
     (e) Purchaser agrees, in connection with the Company’s initial underwritten public offering of the Company’s securities (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company and the underwriters managing such initial underwritten public offering of the Company’s securities for one hundred eighty (180) days from the effective date of such registration, and (2) Purchaser further agrees to execute any agreement reflecting the above as may be requested by the underwriters at the time of the public offering.
     (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Regulation A are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.
Date:                                         ,

(Signature of Purchaser)